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                  KMART CORPORATION AND SUBSIDIARY COMPANIES
               EXHIBIT 24 - CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 33-48490, No. 33-48673, No. 33-52797 and No. 33-52799) of Kmart Corporation of our report dated March 15, 1994 appearing on Annex V page V-21 of the Registrant's definitive Proxy Statement dated April 28, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 11 of this Form 10-K.

Price Waterhouse

Detroit, Michigan
April 28, 1994